Exhibit 99.1

Ampio Pharmaceuticals Strengthens Management Team and Board of Directors

●	Holli Cherevka promoted to President and Chief Operating Officer
●	Howard Levy joins as Chief Medical Officer
●	J. Kevin Buchi and Michael A. Martino join Board of Directors
●	Mike Macaluso, CEO of Ampio, realigns his responsibilities with the Ampio executive team and Board while undergoing medical treatment

ENGLEWOOD, CO, October 13, 2021 – Ampio Pharmaceuticals (NYSE American: AMPE), a biopharmaceutical company focused on the advancement of immunomodulatory therapies for prevalent inflammatory conditions, today announced the appointments of Howard Levy, M.B.B.Ch., Ph.D., M.M.M., as Chief Medical Officer (CMO) and J. Kevin Buchi and Michael Martino to the Ampio Pharmaceuticals Board of Directors. Dr. Levy, Mr. Buchi, and Mr. Martino bring extensive experience to Ampio as CEOs, senior executives, and board members of both private and public biopharmaceutical and pharmaceutical companies.

Ampio also announced the promotion of Holli Cherevka to the position of President and Chief Operating Officer (COO). Ms. Cherevka has served as Ampio’s COO since 2017.

“With the announcement of what we view to be positive clinical trial results in severe osteoarthritis of the knee (OAK) and the progress in our clinical trials focused on intravenous and inhaled Ampion used as a therapy in COVID-19, it was clearly time to strengthen the Board of Directors and realign the management team to prepare Ampio for its next phase,” said Mike Macaluso, Chief Executive Officer of Ampio. “At this time, it is critical to ensure the infrastructure and talent are in place long-term to support key strategic initiatives and any potential licensing agreements or partnerships involving the Ampion platform. Howard Levy, Kevin Buchi, and Michael Martino’s requisite knowledge and depth of experience in successfully leading organizations in similar situations will provide Ampio additional guidance and perspective, and I welcome them to the team.”

“In addition, Holli Cherevka has provided the senior leadership for all of our clinical, operational, and regulatory activities for the past several years, and this promotion is well deserved,” continued Macaluso. “Her taking on the role of President, the continued progress of our clinical programs, and the integration of the expertise offered by Messrs. Levy, Buchi, and Martino will allow me to work remotely while taking time to continue medical treatment to address chronic and acute injuries that I have ignored for many years.”

Howard Levy, M.B.B.Ch., Ph.D., M.M.M., Chief Medical Officer

Dr. Howard Levy has over 30 years of experience in the pharmaceutical industry, working with both public and private biotechnology companies on clinical and drug development strategy and execution. He was most recently Chief Medical Officer of Catalyst Biosciences, Inc. Prior to that, Dr. Levy was the Senior Global Medical Program Director at CSL Behring; Senior Vice President and Chief Medical Officer at Inspiration Biopharmaceuticals; Chief Medical Officer at Sangart, Inc.; Associate Vice President, Clinical Research, Medical and Regulatory Affairs, at Novo Nordisk; Clinical

Research Physician and Medical Director, Acute Care in the U.S. Medical Division of Eli Lilly and Company. He was also Chief of Critical Care Medicine at the University of New Mexico in Albuquerque for 11 years.

Dr. Levy holds M.B.B.Ch. and Ph.D. degrees from University of the Witwatersrand in Johannesburg, South Africa, and a M.M.M. from Carnegie Mellon University’s H. John Heinz III College.

J. Kevin Buchi, Board Member

J. Kevin Buchi is the former President and Chief Executive Officer of Cephalon, Inc., having also served as corporate vice president of global branded products at Teva Pharmaceutical Industries Limited after Teva acquired Cephalon in October, 2011. Mr. Buchi also served as President and Chief Executive Officer of TetraLogic Pharmaceuticals.

Mr. Buchi joined Cephalon in 1991 and held various leadership positions during his tenure, including Chief Financial Officer and Chief Operating Officer, before becoming Cephalon’s Chief Executive Officer in 2010. In addition, Mr. Buchi currently serves as a Director of Amneal Pharmaceuticals, Inc. and Benitec Biopharma Ltd, as well as Chairman of the Board and Independent Director of Dicerna Pharmaceuticals, Inc. Mr. Buchi previously served on the boards of several pharmaceutical companies, including EPIRUS Biopharmaceuticals, Inc., Alexza Pharmaceuticals, Inc., and Forward Pharma A/S.

He holds a B.A. in Chemistry from Cornell University and a Master of Management, Accounting, and Finance from the Northwestern University Kellogg School of Management.

Michael A. Martino, Board Member

Michael Martino has extensive experience in the life sciences, spanning a 35-year career. He is currently acting-CEO and Director of HemaFlo Therapeutics, a start-up developing a novel therapy for Acute Kidney Injury, and serves on the board of Caravan Biologix, a start-up developing novel drugs, primarily for oncology.

Prior to HemaFlow, Martino was President and CEO of Ambit Biosciences, a San Diego-based company developing a drug to treat Acute Myeloid Leukemia, from November, 2011, to November, 2014. Under his leadership, Ambit initiated a large, multi-national Phase 3 study; secured $25 million in private financing; completed a $90 million IPO; and ultimately sold the company to a large, Japanese pharmaceutical company for $450 million in cash plus future milestone payments.

Mr. Martino previously served as CEO, President, and a Director of Arzeda, a synthetic biology company, and Sonus Pharmaceuticals, an oncology drug development company. He was also a founding Director at Excision Biotherapeutic,

Martino ’s career began with Mallinckrodt, where he held over 20 discreet assignments in planning, business development, marketing, and general management over his 17-year tenure.

Martino has a BBA from Roanoke College, where he served as a Trustee from 2016 to 2020, and a MBA from Virginia Tech.

Holli Cherevka, President and Chief Operating Officer

Holli Cherevka has served as Chief Operating Officer of Ampio Pharmaceuticals since 2017. Ms. Cherevka joined Ampio in 2013 as the company’s vice president of operations, overseeing clinical, regulatory and manufacturing operations, and all phases of product development. In her time at Ampio, she oversaw product development including securing key FDA agreements; building Ampio’s current Good Manufacturing Practice (cGMP) manufacturing facility; presenting Ampio’s data at scientific and investor conferences; and has successfully expanded product development into COVID-19.

Throughout her career she has provided site leadership, strategic planning, contractor management, and product portfolio leadership.

Previous to Ampio Pharmaceuticals, Ms. Cherevka was the Director of Business Development at the American College of Radiology (ACR) Image Metrix, and Manager in Clinical Operations at BioClinica. She earned a Bachelor of Arts from California State University, Chico, and holds a Master’s of Science in Biomedical and Molecular Sciences Research from King’s College, London.

About Ampio Pharmaceuticals

Ampio Pharmaceuticals, Inc. is a biopharmaceutical company primarily focused on the advancement of immunomodulatory therapies to treat prevalent inflammatory conditions for which there are limited treatment options. Ampio’s lead drug, Ampion™, is backed by an extensive patent portfolio with intellectual property protection extending through 2037 and will be eligible for 12-year FDA market exclusivity upon approval as a novel biologic under the Biologics Price Competition and Innovation Act (BPCIA). Ampio believes there is a substantial competitive advantage from its proprietary production capability in terms of scale and cost.

Forward Looking Statements

Ampio’s statements in this press release that are not historical fact, and that relate to future plans or events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “plan,” “anticipate,” “design,” and similar expressions. These forward-looking statements include statements regarding Ampio’s expectations with respect to Ampion, the progress and results of Ampio’s clinical trials, the strength of Ampio’s patent portfolio and intellectual property protection, including its eligibility for FDA market exclusivity and the likelihood of Ampion’s approval as a novel biologic under the BPCIA, all of which are inherently subject to various risks and uncertainties. The risks and uncertainties involved include those detailed from time to time in Ampio’s filings with the Securities and Exchange Commission, including without limitation, under Ampio’s Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Ampio undertakes no obligation to revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

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